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                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES
                               OF THE REGISTRANT

                                                                         Jurisdiction of Incorporation
------                                                                          or Organization
Subsidiary

    1.   P-Com United Kingdom, Inc.                                                 Delaware

    2.   P-Com (BARBADOS) FSC Limited                                               Barbados

    3.   P-Com Finance Corporation                                                  Delaware

    4.   Geritel S.p.A.                                                              Italy

    5.   P-Com Network Services, Inc.                                               Delaware

    6.   P-Com GmbH                                                                 Germany

    7.   Technosystem S.p.A.                                                         Italy

    8.   Control Resources Corporation                                              Delaware

    9.   Telematics, Inc.                                                           Virginia

   10.   P-Com Services (UK) Limited                                                England

   11.   RT Masts Limited                                                           England

   12.   Telesys (UK) Limited                                                       England